Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-55285, 33-57801, 333-21867, 333-24955, 333-26621, and 333-160674 on Form S-3 and Registration Statement Nos. 33-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, and 333-151887 on Form S-8 of our reports dated February 22, 2010, relating to the consolidated financial statements and financial statement schedule of Tenet Healthcare Corporation and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of provisions of accounting guidance related to noncontrolling interests in subsidiaries, effective January 1, 2009), and the effectiveness of the Tenet Healthcare Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Tenet Healthcare Corporation for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Dallas, Texas

February 22, 2010